UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

Streamline Health Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 794-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On August 9, 2010, Streamline Health Solutions, Inc. (“Parent”) and its subsidiary, Streamline Health, Inc. (“Company”) and Donald E. Vick, Jr., the Interim Chief Financial Officer of Parent and the Company, entered into a new employment agreement attached as Exhibit 10.1, and which is incorporated herein by reference. The new employment agreement supersedes Mr. Vick’s prior standard employment agreement effective December 3, 1996, as amended effective January 27, 2006. Mr. Vick has served as the Interim Chief Financial Officer, Controller, Secretary and Treasurer since November 25, 2008, has continuously served the Parent and the Company as Controller since February, 2002, and has held various other positions since joining Parent and the Company in December, 1996.

The material terms of Mr. Vick’s new employment agreement are as follows:

•	For so long as Mr. Vick serves as Interim Chief Financial Officer, the initial term of his employment agreement shall be until January 31, 2011. The term shall automatically extend for additional one year terms unless Parent or the Company notifies Mr. Vick in writing of non-renewal, which notice must be provided no less than 90 days prior to the expiration of the then current term.

•	Parent and the Company may terminate Mr. Vick’s employment at any time for good cause or without cause, or upon his death or disability. If his employment is terminated without cause, Mr. Vick will receive severance equal to 50% times his then current salary and 50% times the higher of the incentive compensation and bonuses paid to him in the prior fiscal year or earned in the then current fiscal year to date, all of which shall be paid in a lump sum within 90 days following termination. In addition, Mr. Vick will receive health and dental benefits for one year following termination, unless Mr. Vick becomes covered under another health and dental plan as a result of subsequent employment.

•	If Mr. Vick is serving as Interim Chief Financial Officer at the time of a change in control of Parent and Mr. Vick is terminated within twelve months of such change in control, then all equity incentive awards granted to him will immediately vest in full, Parent or the Company will pay him immediately upon termination a lump sum amount equal to 50% times his then current salary, and he will continue to receive health and dental benefits for one year, which benefits shall be at least as favorable to Mr. Vick as he received prior to the change in control.

•	Notwithstanding the foregoing, Parent and the Company have the right in their sole discretion to notify Mr. Vick at any time prior to a change in control that he no longer serves as Interim Chief Financial Officer, in which event Mr. Vick may continue to serve as an employee-at-will in such position(s) as may be mutually agreed upon. His employment in such position(s) may be terminated for any reason or for no reason upon 14 days prior written notice, and three months of severance payments (including salary, incentive compensation and bonuses at time of termination) will be paid according to the Company’s normal payroll schedule or upon the date of Mr. Vick’s death, if applicable.

•	Mr. Vick’s current base salary of $109,567, plus a $20,500 annual adjustment for serving as Interim Chief Financial Officer, continues through January 31, 2011. Thereafter, such base salary and annual adjustment shall be the minimum base salary and adjustment payable to Mr. Vick in future years while serving as Interim Chief Financial Officer.

•	Mr. Vick is eligible to participate in Parent’s Equity Incentive Compensation Plan and to participate in all other employee fringe benefit plans offered by Parent and the Company.

•	Mr. Vick is subject to a non-compete provision throughout the term of his employment agreement and for a period of one year after termination.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION
10.1	#	Employment Agreement by and among Streamline Health Solutions, Inc., Streamline Health, Inc. and Donald E. Vick, Jr., dated August 9, 2010.

#	Management Contract and Compensatory Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: August 10, 2010

By: /s/ Donald E. Vick, Jr.
Donald E. Vick, Jr.
Interim Chief Financial Officer

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